UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Limestone Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

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April 19, 2021

To our shareholders:

You are cordially invited to attend the 2021 annual meeting of shareholders of Limestone Bancorp, Inc.  The meeting will be held on Wednesday, May 19, 2021, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

The enclosed Notice and Proxy Statement contain information about the matters to be voted on at the annual meeting.

We hope you can attend the annual meeting.  Whether or not you plan to attend, please complete, sign and return the enclosed proxy card in the envelope provided to ensure your shares are represented and voted at the annual meeting.

If you are unable to attend the annual meeting, you will have the opportunity this year to view it via live webcast over the internet at
https://services.choruscall.com/links/lmst210519.html.  Viewing the webcast in this manner will not constitute attendance at the meeting, so please turn in your completed, signed proxy card if you plan to take advantage of this opportunity.

We appreciate your interest and investment in Limestone Bancorp and look forward to seeing you at the annual meeting.

By order of the Board of Directors,

John T. Taylor Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF LIMESTONE BANCORP, INC.
WEDNESDAY, MAY 19, 2021

To our shareholders:

The Annual Meeting of Shareholders of Limestone Bancorp, Inc. will be held on Wednesday, May 19, 2021, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.  The purpose of the Annual Meeting is to consider and act upon the following matters:

1.	The election of eight nominees as directors;
2.	A proposal to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;
3.
A proposal to approve, in a non-binding advisory vote, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers, with shareholders having the opportunity to choose a frequency of every year, every two years, or every three years;

4.
A proposal to amend our Articles of Incorporation to extend to May 19, 2024, the outside expiration date of the provisions we adopted in 2015, and extended in 2018, to assist us in protecting the long-term value of the Company’s accumulated tax benefits by limiting transfers of our common stock that could result in an “ownership change” under Section 382 of the Internal Revenue Code and the impairment of those tax benefits;

5.	A proposal to ratify the appointment of the Company’s independent registered public accounting firm; and
6.	Such other business as may properly come before the meeting.

The close of business on March 26, 2021, is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy.  If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

By order of the Board of Directors,

John T. Taylor Chief Executive Officer

April 19, 2021

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on May 19, 2021:

This proxy statement and our 2020 Annual Report to Shareholders, including Form 10-K, are available at www.limestonebank.com under “About Us – Investor Relations.”

2021 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2021:

The proxy statement and our 2020 Annual Report to Shareholders, including Form 10-K, are available at www.limestonebank.com under “About Us - Investor Relations.”

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are sending this proxy statement and the accompanying proxy card to our shareholders of record beginning on or about April 19, 2021.  These materials are for use at the 2021 Annual Meeting of Limestone Bancorp Shareholders, which will be held on May 19, 2021, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223. Our Board of Directors is soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting.  In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Who is entitled to vote?

Shareholders of record of Limestone Bancorp common shares as of the close of business on March 26, 2021, are entitled to vote at the Annual Meeting.  Only shares that are present in person or represented by a valid proxy can be voted at the meeting.

What constitutes a quorum and how many shares are outstanding?

A majority of the outstanding common shares must be present, either in person or represented by proxy, in order to conduct business at the Annual Meeting. On March 26, 2021, there were 6,594,499 common shares of Limestone Bancorp outstanding.

Shareholders are entitled to cast one vote per common share on each matter except the election of directors.  In the election of directors, shareholders are entitled to cast one vote per common share for each of the eight positions on our Board of Directors up for election at the Annual Meeting.

All shares represented by properly completed proxies received before the polls are closed at the Annual Meeting, unless revoked or superseded, will be voted in accordance with instructions indicated on those proxies.

What am I voting on?

You are voting on five items:
•	The election of eight directors (Proposal 1);
•	A proposal to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed under “Executive Compensation” (Proposal 2);
•
A proposal to approve, in a non-binding advisory vote, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers, with shareholders having the opportunity to choose a frequency of every year, every two years, or every three years (Proposal 3).

•
A proposal to amend our Articles of Incorporation to extend to May 19, 2024, the outside expiration date of the provisions we adopted in 2015, and amended in 2018, to assist us in protecting the long-term value of the Company’s accumulated tax benefits by limiting transfers of our common stock that could result in an “ownership change” under Section 382 of the Internal Revenue Code and the impairment of those tax benefits (Proposal 4); and

•	A proposal to ratify the appointment of our independent registered public accounting firm (Proposal 5).

Our Board recommends that you vote your shares:
•	FOR the election of the nominees listed in this proxy statement;
•	FOR the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;
•	FOR one year as the frequency of the advisory vote on the compensation of the Company’s named executive officers;
•	FOR the proposal to approve extending to May 19, 2024, the outside expiration date of the NOL Protections; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

We are not aware of any other business to be submitted for a vote of shareholders at the Annual Meeting.

How many votes are required for approval?

Directors are elected by a plurality of the votes cast, which means the eight nominees who receive the largest number of votes will be elected as directors. Cumulative voting is not permitted. Shares that are represented by proxies marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons (Proposal 1).

The proposed amendment of our Articles of Incorporation to extend the NOL Protections (Proposal 4) must be approved by both the holders of common shares and the holder of non-voting common shares, voting as separate voting groups.  That amendment will be approved if both a majority of the common shares and a majority of the non-voting common shares are cast in favor of the proposed amendment. The holder of our non-voting common shares has indicated its intent to vote the non-voting common shares in favor of the proposed amendment.

With respect to the third proposal, which provides a choice of three options for the frequency of holding an advisory vote on the compensation of the named executive officers, the option receiving the highest number of votes will be the option selected by the shareholders (Proposal 3). The proposals to approve the compensation of the Company’s named executive officers (Proposal 2) and to ratify the appointment of our independent registered public accounting firm (Proposal 5) will be approved if the number of votes cast in favor of the proposal is greater than the number cast against it.

Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists. Neither abstentions nor broker non-votes will have any effect on the election of directors, or the proposals to approve executive compensation and the frequency of the advisory vote on compensation, the amendment to the Articles of Incorporation, or to ratify the appointment of our independent registered public accounting firm.

Brokers will not have discretionary authority to vote on Proposal 1, 2, 3, or 4 on behalf of beneficial owners of common shares who have not provided voting instructions. Brokers who hold shares in nominee name have discretionary authority to vote those shares without instruction from the beneficial owners only with respect to the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 5).

How do I vote?

You may vote by proxy or in person at the meeting. To vote by proxy, simply mark your proxy card, date and sign it and return it in the envelope provided. The Board has designated two individuals to vote the shares represented by proxies solicited by the Board at the Annual Meeting.  If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

•	FOR the election of all the director nominees recommended by the Board;
•	FOR the approval of our executive compensation;
•	FOR one year as the frequency of the advisory vote on the compensation of the Company’s named executive officers;
•	FOR the proposal to approve extending to May 19, 2024, the outside expiration date of the NOL Protections; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

If you wish to vote in person at the meeting and you hold your shares through a broker, bank or other institution, you are considered a “street name” shareholder and you must obtain a “legal proxy” from your broker or bank in order to vote in person at the meeting.  Please contact the institution holding your shares for information on how to obtain a legal proxy.

While shareholders will have the opportunity to watch the Annual Meeting via live webcast over the internet at https://services.choruscall.com/links/lmst210519.html, they will not be able to vote or participate in the Annual Meeting through that website.  Watching the webcast in this manner will not constitute attendance at the meeting.

How can I revoke my proxy?

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us before the meeting or (b) attending the meeting and casting a ballot in person or voting online.

How may I obtain Limestone Bancorp’s 10-K and other financial information?

A copy of our 2020 Annual Report on Form 10-K is enclosed.  Shareholders and prospective investors may request a free copy of our 2020 Annual Report on Form 10-K by writing to Investor Relations - Limestone Bancorp, Inc. at: 2500 Eastpoint Parkway, Louisville, Kentucky 40223. The Form 10-K is also available at www.limestonebank.com. Click on “Investor Relations” under the “About Us” tab and then proceed to “SEC Filings” under “Documents.”

Who can help answer my questions?

If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact Investor Relations as described above.

PROPOSAL 1: ELECTION OF DIRECTORS

At the 2021 Annual Meeting, our shareholders will elect eight directors to serve for a one-year term and until their successors are elected and qualified. Our articles of incorporation and bylaws provide that our Board of Directors will consist of not less than two nor more than 15 members, with the actual number of directors to be set by the Board. Our Board of Directors is currently comprised of eight directors.

The Nominating and Corporate Governance Committee and the Board of Directors have nominated the eight individuals named in the table below for election as directors. All of the nominees are current members of the Board.  None of the nominees currently serves as a director of any other public or registered investment company, nor have they held any such directorship, except as described in each director’s biography below.

Director Nominees	Age	Position

W. Glenn Hogan	59	Chairman of the Board of Directors
Celia P. Catlett	44	Director
Kevin J. Kooman	51	Director
Michael T. Levy	52	Director
James M. Parsons	64	Director
Bradford T. Ray	63	Director
Dr. Edmond J. Seifried	74	Director
John T. Taylor	61	President, Chief Executive Officer and Director of Limestone Bancorp President, Chief Executive Officer and Chairman of the Board of Directors of Limestone Bank, Inc.

Each nominee named above is independent under the applicable listing standards of the Nasdaq corporate governance rules, with the exception of Mr. Taylor.

W. Glenn Hogan, a director since 2006, is founder, President and Chief Executive Officer of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, Kentucky.  Mr. Hogan has more than thirty years of real estate development experience and has developed millions of square feet of retail space in the Midwest and Southeast.  He is a Certified Commercial Investment Member and a past president of the Kentucky State CCIM Chapter.  Mr. Hogan brings executive decision making skills and his commercial real estate background strengthens our risk assessment function.  He also is familiar with the banking industry from previous service on the Board of Directors of two other Louisville community banks.  Mr. Hogan served as a director of US Wireless Online, Inc. from August 2005 until May 2006.

Celia P. Catlett, a director since 2018, previously served as the General Counsel of Texas Roadhouse, a Nasdaq listed company, from 2013 through 2019.  She joined Texas Roadhouse in 2005 and served as its Corporate Secretary from 2011 through 2019. Prior to joining Texas Roadhouse, Ms. Catlett practiced law in New York City. She graduated magna cum laude from the University of Alabama with a Bachelor’s Degree in communications, and earned her Juris Doctor Degree from Vanderbilt University Law School. In 2014, Ms. Catlett was named one of Louisville Business First’s Forty Under 40 and recognized by the Kentucky Governor’s office as an Outstanding Kentuckian. In 2016, Catlett was named as the Enterprising Woman to Watch by Louisville Business First.  Ms. Catlett brings her public company experience, legal background, and experience in the customer-focused hospitality industry.

Kevin J. Kooman, a director since 2019, is a Partner with Patriot Financial Partners, L.P., a private equity investment fund focused on investments in the community bank and financial services sectors.  Mr. Kooman joined Patriot Financial Partners in 2007 and has over 25 years of private equity, investment banking and corporate finance experience. Prior to joining Patriot Financial Partners, he served as a Vice President of Investment Banking at Janney Montgomery Scott LLC in the firm’s Financial Institutions Group.  Prior to joining Janney, Mr. Kooman held the positions of divisional Controller and Manager of Financial Operations at CIGNA Corporation and ACE Limited.  Mr. Kooman began his career in the Philadelphia office of Arthur Andersen LLP.  He currently serves on the boards of White River Bancshares Company and The Freedom Bank of Virginia.  Mr. Kooman received a Bachelor’s Degree in Accounting from Villanova University and received an M.B.A. in Finance from Temple University.  He is a Certified Public Accountant (currently inactive). As the representative of Patriot Financial Partners III, L.P., Mr. Kooman brings extensive leadership and community banking experience to our Board, including merger and acquisition experience, public company expertise and risk assessment skills.

Michael T. Levy, a director since 2014, is President of Muirfield Insurance LLC of Kentucky, a Lexington, Kentucky insurance brokerage firm.  An owner of Bluewater Farm, LLC, Mr. Levy is active in breeding and selling Thoroughbreds and has served in the past as a board member of the Thoroughbred Owners and Breeders Association and Breeders Cup, Ltd.  He is a graduate of the University of Pennsylvania. The lead producer in an insurance agency, Mr. Levy has intimate knowledge of the Lexington market, which has been identified as a target growth market in our strategic planning.  He also has extensive experience in the equine industry, a niche market also identified in the strategic plan of our banking subsidiary, Limestone Bank, Inc.

James M. Parsons, a director since 2015, is the Chief Financial Officer of Ball Homes, LLC, a residential real estate development firm headquartered in Lexington, Kentucky with operations in Kentucky and Tennessee. Mr. Parsons has served with Ball Homes since 2005.  Mr. Parsons previously served as President and CEO of ONB Insurance Group.  His background in accounting and real estate development finance strengthen the Board’s depth of experience in those areas. Mr. Parsons earned his Bachelor’s Degree in Business Administration and Accounting from West Virginia University.

Bradford T. Ray, a director since 2014, served in various leadership roles at Steel Technologies, Inc., a steel processor, from 1981 to 2010, serving as CEO beginning in 1999 and as Chairman beginning in 2002.  He served as an advisor to Steel Technologies, Inc. from 2010 to 2012. He has been a consultant with BTR Advisory Services since 2012 and served as an independent director of Global Brass and Copper Holdings, Inc. from 2014 through 2019. Mr. Ray serves on the Board of Trustees of Bellarmine University in Louisville, Kentucky.  He provides the experience and perspective of a former chief executive of a publicly traded manufacturing business.

Dr. Edmond J. Seifried, a director since 2015, is a principal in S&B West LLC, a community bank consulting center in Easton, Pennsylvania.  In addition, Dr. Seifried is a Professor Emeritus at Lafayette College in Easton, Pennsylvania.  He also serves as Executive Consultant and Chief Economist for Sheshunoff CEO Affiliation Program, a national bank consulting organization.  Dr. Seifried serves as the dean of the Virginia and West Virginia Banking Schools and has served on the faculty of numerous banking schools including: Stonier Graduate School of Banking, and the Graduate School of Banking of the South.  Dr. Seifried provides experience and insight with respect to trends and developments affecting community banks nationally.

John T. Taylor has served as President and a director of Limestone Bancorp, and as President and Chief Executive Officer of the Bank since July 2012.  He became Chief Executive Officer of Limestone Bancorp in 2013.  Mr. Taylor serves as an executive officer and is nominated as a director in accordance with his employment agreement with the Company and the Bank.  Prior to joining Limestone, Mr. Taylor served as President and CEO of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky since 2007. Prior to joining American Founders, he served in senior management positions with increasing responsibility for PNC Bank, N.A., including as President of its Ohio/Northern Kentucky region for six years. Mr. Taylor has over 30 years of banking experience in Kentucky and Ohio.  Mr. Taylor has been actively involved in a number of civic and professional organizations.  He has a solid history of building organizations with a clear vision and strategy to build long-term enterprise value.  Mr. Taylor also has strong roots in Kentucky with significant experience in our key markets. He is a graduate of the University of Kentucky where he earned a Master’s and a Bachelor’s Degree in Business Administration.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has reason to believe that any nominee for director is unwilling or unable to serve following election.  However, if that were to occur, the holders of the proxies solicited hereby will vote for such substitute nominees as the Nominating and Corporate Governance Committee or the Board of Directors may recommend.

The Board of Directors recommends that shareholders vote “FOR” the election of the eight nominees.

Other Executive Officers

Name	Age	Position

Phillip W. Barnhouse	50	Chief Financial Officer Limestone Bancorp and Limestone Bank
John R. Davis	58	Chief Credit Officer of Limestone Bank
Joseph C. Seiler	54	Executive Vice President of Limestone Bank

Phillip W. Barnhouse has served as Executive Vice President and Chief Financial Officer since 2012 and has served as Chief Financial Officer of the Bank since 2006.  He served as the Bank’s Chief Operating Officer from 2013 to 2018. Mr. Barnhouse served as Chief Financial Officer of Ascencia Bank from 1998 to 2005.  Prior to joining the Bank, Mr. Barnhouse worked with Arthur Andersen LLP, where he managed the audits of public and private companies. He is a member of the American Institute of Certified Public Accountants and the Kentucky Society of CPAs. Mr. Barnhouse earned a Bachelor's Degree in Accounting from Western Kentucky University and a diploma from The Graduate School of Banking at Louisiana State University.

John R. Davis has served as Executive Vice President and Chief Credit Officer of the Bank since September 2012.  Mr. Davis has the responsibility for establishing and executing credit quality policies and overseeing credit administration. He previously served as Executive Vice President and Chief Credit Officer of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky.  Before joining American Founders in 2005, he served for 17 years in various commercial lending and credit administration positions of increasing authority with National City Bank. Mr. Davis earned his Bachelor’s Degree in Business from the University of Louisville, an MBA from Bellarmine University and is a graduate of the Stonier Graduate School of Banking.

Joseph C. Seiler has served as Executive Vice President and head of the Bank’s commercial banking business since August 2013. Mr. Seiler previously served as Executive Vice President, Asset Resolution Team, of PNC Bank, N.A. in Louisville, Kentucky. Before joining PNC Bank in 2009, he served as Executive Vice President and Managing Director, Investment Real Estate Group, for National City Bank of Louisville, Kentucky. Mr. Seiler earned his Bachelor’s Degree in Economics from Centre College in Danville, Kentucky and an MBA from the University of Louisville.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors has adopted corporate governance principles that address the role and composition of our Board of Directors and the functions of our Board and its committees. We regularly review and may revise our corporate governance principles from time to time in response to changing regulatory requirements, evolving best practices and items of interest to our shareholders and other constituents. Our corporate governance principles are available on our website at www.limestonebank.com under “Investor Relations” and “Governance Documents.”

Director Independence

Our corporate governance principles provide that a majority of the members of the Board of Directors must be independent from management.  For this purpose, the Board has adopted director independence standards that meet the listing standards of the Nasdaq corporate governance rules. In accordance with our corporate governance guidelines, the Nominating and Corporate Governance Committee undertakes an annual review of director independence during the first quarter of each year.  During this review, the Board considers any and all commercial and charitable relationships of directors, including transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries.

In its 2020 review, the Board affirmatively determined that director nominees Celia P. Catlett, W. Glenn Hogan, Kevin J. Kooman, Michael T. Levy, James M. Parsons, Bradford T. Ray, and Dr. Edmond J. Seifried are each independent of the Company and its management in that none have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, in accordance with the Nasdaq corporate governance rules.

Director Nominations and Qualifications

In making its recommendations of nominees to be elected to the Board of Directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, potential director nominees and persons recommended by shareholders, if any.  The Committee reviews each candidate in light of the selection criteria set forth in our corporate governance principles. Candidates are selected based on their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment.  While we do not have a separate diversity policy, the Committee does consider the diversity of experience of its nominees in knowledge, skills, expertise and other demographics that may contribute to the Board.  When considering potential Board members, the Committee will look at all of the foregoing criteria and the current and anticipated needs of the Company.  The various qualifications and criteria are normally considered at a Committee meeting during the first quarter of each calendar year so that the respective names can be placed on the ballot for the annual meeting.  All of the nominees for election as directors at the annual meeting were nominated by the Committee.  The Committee did not receive any shareholder nominations for directors.

Pursuant to the Securities Purchase Agreement we entered into with Patriot Financial Partners III, L.P. (“Patriot”) in connection with its private purchase of 150,000 common shares and 1,000,000 non-voting common shares of the Company on March 30, 2018, Patriot has the right to nominate a director to the Board of Directors of both the Company and Limestone Bank for so long as it beneficially owns at least 50% or more of all the securities purchased under the agreement or 4.9% of the Company’s outstanding common shares. Kevin J. Kooman is serving on the Board as Patriot’s representative. The Securities Purchase Agreement requires the Company to recommend to the shareholders the election of the board representative of Patriot to the Board, subject to all legal and governance requirements regarding service as a director of the Company and the reasonable approval of the Nominating and Governance Committee.

Board Leadership Structure

In 2012, the Board’s five independent directors identified and hired John T. Taylor to serve in the primary leadership role for the Company.  Mr. Taylor joined as President of Limestone Bancorp and as President and Chief Executive Officer of the Bank in July 2012.  In 2013, Mr. Taylor was named CEO of Limestone Bancorp and W. Glenn Hogan was named Chairman of the Board. Mr. Taylor is responsible for the executive leadership and management of the Company and the Bank.  Mr. Taylor also serves as a director of Limestone Bancorp and Limestone Bank.

Consistent with Nasdaq’s corporate governance rule, the independent directors meet regularly in executive session without management or non-independent directors in attendance.  The Board as a whole actively considers strategic decisions proposed by management, including matters affecting the business strategy and competitive and financial positions of the Company, and also monitors the Company’s risk profile. Board meetings are focused on strategic matters affecting major areas of the Company’s business, including operational, execution and risk management initiatives.  During 2020, the independent directors met periodically in executive session on an as-needed basis.

Board Structure and Committee Composition

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has a separate charter.  Our committee charters are available on our website at www.limestonebank.com under “Investor Relations” and “Governance Documents.”

Audit Committee

The Audit Committee is responsible for and assists our Board in monitoring the integrity of the financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company's independent auditors. The Audit Committee approves all audit engagement fees and terms, and must pre-approve any non-audit services provided to the Company by the independent auditors. The Audit Committee met four times in 2020.

During the past year, our Audit Committee was comprised of Ms. Catlett, Mr. Kooman, Mr. Levy, Mr. Parsons, and Mr. Ray.  Our Board of Directors determined that each of the members of the Audit Committee met the independence requirements of the Nasdaq corporate governance rules and relevant federal securities laws and regulations, and that Mr. Parsons qualified as an audit committee financial expert.

Compensation Committee

Our Compensation Committee was comprised of Ms. Catlett, Mr. Kooman, Mr. Levy, Mr. Ray, and Dr. Seifried during the past year. Our Board of Directors determined that each member of the Compensation Committee met the independence requirements of the Nasdaq corporate governance rules.  The Compensation Committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in this proxy statement. The Compensation Committee met one time in 2020.

The Compensation Committee is responsible for establishing a compensation policy that fairly rewards our executive officers for performance benefiting the shareholders and effectively attracts and retains executive talent necessary to successfully lead and manage the Company.  In practice, our Chief Executive Officer, John T. Taylor, is expected to present a total compensation policy for the executive management team, which the Compensation Committee will evaluate and retains the right to modify or reject.  The Compensation Committee is directly responsible for evaluating the performance of Mr. Taylor and determining the details of his total compensation.  The Committee also evaluates Mr. Taylor’s recommendations for the salaries and incentive compensation of other named executives, which the Committee will modify and authorize as it deems appropriate.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was comprised of Ms. Catlett, Mr. Levy, Mr. Ray, and Mr. Kooman during the past year.  Our Board of Directors determined that each member of the Nominating and Corporate Governance Committee met the independence requirements of the Nasdaq corporate governance rules. The Nominating and Corporate Governance Committee assists our Board of Directors in promoting our best interests and the best interests of our shareholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to our Board of Directors persons to be nominated for election as directors at each annual meeting of shareholders. It also reviews the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis and makes any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board and Board Committees.  The Nominating and Corporate Governance Committee met one time in 2020.

Meeting Attendance

During 2020, our Board of Directors met ten times.  None of our current directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served.  All directors and director nominees are expected to attend each annual meeting of shareholders, unless circumstances prevent them from doing so.  Mr. Hogan, Ms. Catlett, Mr. Levy, Mr. Parsons, Mr. Ray, Dr. Seifried, Mr. Taylor, and Mr. Kooman (eight directors), attended last year’s annual meeting.

Board’s Role in Risk Oversight

As a bank holding company, we face a number of risks, including general economic risk, credit risk, regulatory risk, liquidity risk, interest rate risk, audit risk, reputational risk and others. Management is responsible for the day-to-day management of risks to the Company, and the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board of Directors is charged with ultimate oversight responsibility for risk management, various standing committees of the Board also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our risk related to financial reporting and accounting matters as well as any other particular areas of concern of the Board.  The Board’s Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage performance subject to a level of risk-taking consistent with our overall strategy.

Code of Ethics and Conflict of Interest Policy; Trading by Insiders

Our Board has adopted a Code of Ethics and Conflict of Interest Policy that set forth important policies and procedures in conducting our business in a legal, ethical and responsible manner. The Code of Ethics is applicable to our CEO, CFO, and all Senior Financial Officers.  The Conflict of Interest Policy is applicable to all employees and directors.  The Code of Ethics and the Conflict of Interest Policy are each available on our website at www.limestonebank.com under “About Us - Investor Relations” and “Governance Documents.” We will post any amendments to, or waivers from, these policies on our website.

The CEO, CFO, and Senior Financial Officers must report any conduct they believe in good faith to be an actual or apparent violation of our Code of Ethics to the Audit Committee and violations of our Conflict of Interest Policy are to be brought to the attention of our General Counsel. In addition, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

The Company also has an Insider Trading Policy that provides guidelines with respect to transactions in the Company’s securities and the handling of confidential information about the Company, its customers and other parties with which the Company does business.  The Insider Trading Policy is applicable to all directors, officers and employees.

The Company’s Insider Trading and Conflict of Interest Policies prohibit directors, officers and employees from trading in the Company’s securities while in possession of material nonpublic information relating to the Company, and from engaging in short-selling and other forms of speculative trading in the Company’s stock.  Otherwise, the Company does not have anti-hedging policies or procedures and directors, officers and employees have the ability to purchase financial instruments or otherwise engage in transactions that may have the effect of hedging or offsetting a decrease in the market value of the Company’s securities which are held by them or granted to them under the Company’s equity compensation plans.

Stock Ownership Guidelines

Our Corporate Governance Principles require all non-employee directors to hold at least 1,000 of our shares while serving as a director of the Company.  All directors are expected to be in compliance with the stock ownership guidelines within five years of becoming a director.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Limestone Bancorp Board of Directors, 2500 Eastpoint Parkway, Louisville, KY 40223.  Communications directed to the Board of Directors will be received by the Chairman and processed by the Nominating and Corporate Governance Committee when the communications concern matters related to the duties and responsibilities of the Board of Directors.

Director Compensation

The Compensation Committee reviews Board compensation at least every two years.  For 2020, each non-employee director received an annual retainer of $25,000, each committee chair received an additional $5,000, and the Chairman of the Board received an additional $25,000.  Cash compensation is paid quarterly.  In addition, each non-employee director received a grant of restricted shares having a market value of $25,000, based on the trading price of our common shares at the closing of trading on the grant date.  The grant date is the first day of the month after our annual meeting of shareholders.

Restricted shares are common shares that may not be transferred and are subject to forfeiture during a specified period.  Otherwise, restricted shares have all of the rights of common shares during the restriction period, including the right to vote and the right to receive dividends.  Restricted shares awarded to directors vest on December 31 of the year of grant. If a director ceases to serve on the Board of Directors for any reason, the director will automatically forfeit any unvested restricted shares.  In the event of a change in control, the restrictions on the transfer of the shares will end.  Under the terms of the restricted share awards to non-employee directors, a change in control means (i) the disposal of our business or the business of the Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of the Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The following table shows the compensation paid to non-employee directors in 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	All Other Compensation	Total
W. Glenn Hogan	$50,000	$25,000	$-	$-	$75,000
Celia P. Catlett	25,000	25,000	-	-	50,000
Kevin J. Kooman (2)	25,000	25,000	-	-	50,000
Michael T. Levy	30,000	25,000	-	-	55,000
James M. Parsons	30,000	25,000	-	-	55,000
Bradford T. Ray	30,000	25,000	-	-	55,000
Edmond J. Seifried	25,000	25,000	-	-	50,000

(1)
On July 1, 2020, each non-employee director received an award of 1,911 restricted shares with a grant date fair value of $13.08 per share.  The restricted shares vested on December 31, 2020. The amounts in the Stock Awards column reflect the grant date fair value for the restricted stock awards for the fiscal year ended December 31, 2020. The assumptions used in the calculation of these amounts for awards granted in 2020 are included in Note 17 “Stock Plans and Stock-based Compensation” in the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	Mr. Kooman’s fees and restricted stock award are for the benefit of Patriot Financial Manager LP.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS,
AND PRINCIPAL SHAREHOLDERS

As of March 26, 2021, Limestone Bancorp had 6,594,499 common shares and 1,000,000 non-voting common shares issued and outstanding. The information provided below is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Under SEC rules, a person is deemed to beneficially own any shares as to which the entity or individual has the right to acquire within 60 days of March 26, 2021, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.

Security Ownership of Directors and Management

The following table shows, as of March 26, 2021, the number and percentage of our shares held by (1) Limestone Bancorp’s directors and nominees, (2) each of the named executive officers set forth in the Summary Compensation Table and (3) current directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	% of Class	Non-Voting Common Shares Beneficially Owned	% of Class
Directors and Nominees
John T. Taylor	145,926	2.2%	-	-%
W. Glenn Hogan	485,488	7.4	-	-
Celia P. Catlett	4,904	*	-	-
Kevin J. Kooman (2)	-	*	-	-
Michael T. Levy	78,851	1.2	-	-
James M. Parsons	43,082	*	-	-
Bradford T. Ray	71,242	1.1	-	-
Dr. Edmond J. Seifried	81,326	1.2	-	-

Other Named Executive Officers
John R. Davis	46,808	*	-	-
Phillip W. Barnhouse	44,708	*	-	-
Joseph C. Seiler	36,556	*	-	-

Named Executive Officers and Directors as a Group (11 persons)	1,038,891	15.8%	-	-

*	Represents beneficial ownership of less than 1%.
(1)	The business address for these individuals is c/o Limestone Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.
(2)
Mr. Kooman does not have direct ownership of LMST shares.  This total does not include 14,607 common shares beneficially owned by Patriot Financial Manager, L.P. of which Mr. Kooman is a partner, or the 291,494 common shares and 1.0 million non-voting common shares held by Patriot Financial Partners III, L.P.  Mr. Kooman disclaims beneficial ownership of the 306,101 common shares and the 1.0 million non-voting common shares, except to the extent of his pecuniary interest therein.  See footnote 3 to the share ownership table on the following page.

Security Ownership of Certain Beneficial Owners

The following table sets forth beneficial ownership information for each shareholder who is not a director and is known to us to own 5% or more of the outstanding shares of our common shares, based on public filings made with the SEC, except as noted below.

	Common Shares		Non-Voting Common Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class	Beneficially Owned	Percent of Class

J. Chester Porter Trust Funds (1) 318 S. Buckman Street Shepherdsville, Kentucky 40165	614,727	9.3%	–	–

Maria L. Bouvette (2) c/o Limestone Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	458,131	6.9%	–	–

Patriot Financial Group (3) Four Radnor Corporate Center 100 Matsonford Road, Suite 210 Radnor, PA 19087	306,101	4.6%	1,000,000	100%

(1)
The information is included in reliance upon a Form 4 filed with the SEC by Jack C. Porter, Jr and Jennifer E. Porter, Co-Trustees on October 3, 2019.  J. Chester Porter Trust Fund A and J. Chester Porter Trust Fund B (together the “J. Chester Porter Trust Funds”) are the beneficial owners of 312,587 and 296,877 common shares, respectively.  Shared voting power of these funds is held by Jack C. Porter, Jr. and Jennifer E. Porter.  Mr. Porter and Ms. Porter disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.  In addition, Mr. Porter is the beneficial owner with sole voting power of 4,131 common shares and Ms. Porter is the beneficial owner with sole voting power of 1,132 common shares.

(2)	The information is included in reliance upon information provided by Maria L. Bouvette to the Company as of February 28, 2021.
(3)
This information is included in reliance upon Form 13F filed with the SEC by Patriot Financial Partners GP, LP on February 15, 2021 and Mr. Kooman’s Form 4 filed with the SEC on July 1, 2020.  Includes 291,494 common shares and 1.0 million non-voting common shares beneficially owned directly by Patriot Financial Partners III, L.P.; 14,607 common shares beneficially owned directly by Patriot Financial Manager, L.P.  Securities owned by Patriot Financial Partners III, L.P. may be regarded as being beneficially owned by Patriot Financial Partners GP III, L.P, and Patriot Financial GP III, LLC.  Mr. Kooman disclaims beneficial ownership of the shares that Patriot beneficially owns, except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

Our Audit Committee has the responsibility to review and approve or ratify all transactions, other than loans and extensions of credit, between the Company and related parties, including without limitation, fees and commissions for services, purchases or sales of assets, rental arrangements and any other financial arrangement.

As a banking institution, the Bank is not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer.  However, any such loans we make must be:

•	made in the ordinary course of our consumer credit business;
•	of a type we generally make available to the public; and
•	made on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

We have long-standing policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. All loans to directors and executive officers or their affiliates are approved by the Board of Directors of Limestone Bank. As of December 31, 2020 and 2019, we had loans to our executive officers and directors, the executive officers and directors of Limestone Bank, or the firms and corporations in which they have at least a ten percent beneficial interest totaling $14.3 million and $13.0 million, respectively.

Our officers, directors and principal shareholders and their affiliates, as well as certain of the officers and directors of the Bank and their affiliates, have conducted banking transactions with the Bank from time to time, including investments in certificates of deposit.  All such investments have been made, and will continue to be made, only in the ordinary course of business of the Bank on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Transactions in Which Related Parties Have an Interest

Limestone Bank received real estate management services and sales services from Hogan Development Company, a firm in which our director, W. Glenn Hogan, holds a controlling interest.  This arrangement was reviewed and evaluated by the independent members of our Audit Committee as part of the Board’s annual assessment of director independence.  The Bank paid real estate management fees to Hogan Development Company of $26,000 and $20,000 in each of 2020 and 2019, respectively.  The Bank paid no real estate commissions in 2020 or 2019 to Hogan Development Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10 percent of our common shares, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent beneficial owners, referred to as “reporting persons,” are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, we believe that during 2020 all reporting persons complied with the filing requirements of Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors is responsible for developing specific policies regarding compensation of our executive officers, as well as evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs, and implementing and administering all aspects of our benefit and compensation plans and programs.  Our Compensation Committee is currently comprised of Mr. Levy, Ms. Catlett, Mr. Kooman, Mr. Ray, and Dr. Seifried.

In 2020, all of the committee members met the independence requirements of the Nasdaq corporate governance rules and relevant federal securities laws and regulations.  We did not engage compensation consultants to assist the Compensation Committee in determining the compensation paid to our executives in 2020.

Executive Compensation Philosophy and Objectives

Our philosophy for executive compensation is to attract, retain and reward excellent executives and align their interests with the interests of our shareholders.  To promote this philosophy, we have established the following objectives:

•
provide fair and competitive compensation to executives, based on their performance and contributions to our Company, that will attract, motivate and retain individuals who will enable our Company to successfully compete with other financial institutions in our markets;

•
provide incentives that reward executives for attaining predetermined objectives that promote and reward individual performance, Company financial performance, achievement of strategic goals and Company stock performance;

•	instill in our executives a long-term commitment and a sense of ownership through the use of equity-based compensation; and
•	ensure that the interests of our executives are aligned with our shareholders’ interests.

Overview

The Company has employment agreements with each of its four named executive officers, which were updated in April 2019. The agreements provide for severance and take into account each executive’s cash incentive compensation, in addition to base salary, and provide for continued health care coverage in the case of employment termination concurrently with or within 24 months following a change in control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder).  The current employment agreements are described after the Summary Compensation Table under “Executive Compensation” below.

To induce talented and capable individuals to join our organization, we must offer a competitive compensation package including incentive compensation.  To that end, we provide an incentive compensation program for our executive officers that provides for cash and stock incentive awards to be earned upon on the attainment of annual targeted performance goals.  Stock awards typically vest over three to five years.

Executive Compensation Components

Our compensation program is comprised of three components:

•	A base salary that is competitive with levels paid by comparable financial institutions;
•	Annual incentive cash payments based on the attainment of targeted performance goals; and
•	Equity-based compensation, generally in the form of restricted stock awards, based on the attainment of targeted performance goals.

We provide a compensation package that is driven by our overall financial performance and is intended to be competitive with the public and non-public financial institutions in our market, thereby enabling us to attract and retain executives who we believe are critical to our future success.  The compensation strategy includes base salary compensation along with the opportunity for our CEO to earn cash incentive compensation of up to 50% of base salary and equity incentive compensation of up to 25% of base salary and the opportunity for our other named executives to earn cash incentive compensation of up to 25% of base salary and equity incentive compensation of up to 25% of base salary.  The Committee establishes the target percentage of compensation for each of the three components at the beginning of each year.

Base Salary.  When establishing base salaries for our executives, we consider the scope of executive responsibilities and publicly available information concerning the compensation paid to executives with similar levels of responsibility by other comparable public and non-public financial institutions in our market.  Although we do not attempt to set the salaries of our executives to fall within a certain percentage range compared to the salaries paid by other comparable institutions, we consider compensation data from comparable institutions to satisfy ourselves that the compensation we pay is competitive and sufficient to recruit and retain the talented employees our business depends upon to be successful.

The Committee reviewed 2019 publicly available national peer group data as compiled by SNL Financial in its 2020 Executive Compensation Review, the most recent data available, to ensure that our base salaries, and our incentive compensation that is determined as a percentage of base salary, were competitive with comparable financial institutions.  The publicly available data showed base salary and total compensation, which included base salary, annual bonus, other annual compensation, restricted stock awards, performance units and other compensation paid due to long-term incentive plans.  The peer groups were: (i) the 13 financial institutions in the Midwest with assets of $500 million to $1 billion, and (ii) the 47 financial institutions in the Midwest with assets of $1 billion to $5 billion.  As of December 31, 2020, the Company had total assets of approximately $1.312 billion.  Average assets for 2020 were approximately $1.295 billion and average assets for 2019 were approximately $1.112 billion.

The following table shows the median base salary for 2019 paid to chief executive officers, chief financial officers, chief credit officers, and senior lending officers of the two peer groups described above:

Position	Median Base Salary of Midwest Financial Institutions with Assets of $500 million to $1 billion	Median Base Salary of Midwest Financial Institutions with Assets of $1 billion to $5 billion
CEO	$315,000	$459,500
CFO	186,489	259,125
CCO	n/a	250,428
SLO	175,249	255,931

The following table shows the median total compensation for 2019 paid to chief executive officers, chief financial officers, chief operating officers, chief credit officers, and senior lending officers of the two peer groups described above:

Position	Median Total Compensation of Midwest Financial Institutions with Assets of $500 million to $1 billion	Median Total Compensation of Midwest Financial Institutions with Assets of $1 billion to $5 billion
CEO	$468,307	$884,933
CFO	282,260	437,956
CCO	n/a	434,293
SLO	292,163	469,129

Cash and Equity Incentives.  The cash and equity incentive plan awards cash and equity bonuses based on a weighted scoring of Company performance metrics across a range of pre-determined targets.  The five metrics are financial ratios customarily used to evaluate the performance of banks: net income, loan growth, non-interest expense control, core deposit growth, and asset quality. Equity incentive awards are generally granted between January and June each year when our financial results are final and we have all the data necessary to make the calculations. The Compensation Committee retains the discretion to assess our performance results and make adjustments it deems appropriate.

For 2020, the Compensation Committee set the maximum incentive compensation for our CEO at a maximum cash bonus of 50% of base salary and a maximum equity bonus at 25% of base salary.  The Committee set the maximum incentive compensation for our other named executive officers at a maximum cash bonus at 25% of base salary and a maximum equity bonus at 25% of base salary.

The incentive compensation earned under our incentive plan is a function of the weighted percentage allocated to each of five financial metrics for the Bank’s performance.  The weighted percentages for 2020 were as follows: (i) pre-tax net income – 30%; (ii) loan growth – 15%; (iii) efficiency ratio – 5%; (iv) core deposit growth – 40%; and (v) the ratio of classified assets to capital – 10%.  For each metric, a range of results is established, with a threshold level required to earn 25% of the weighted percentage and a level at which the entire weighted percentage would be earned.  The sum of the resulting percentages is then multiplied against the maximum cash and equity bonus amounts. The following table shows the performance range from threshold to maximum incentive for each of the five metrics for 2020, as well as the results attained in 2020.

Metric (dollar amounts in millions)(1)	Threshold	Maximum	2020 Results

Pre-tax net income	$16.6	$18.8	$13.9
Loans	$1,030.0	$1,060.0	$961.8
Efficiency ratio	63.0%	61.5%	63.0%
Core deposits	$554.2	$599.2	$757.9
Classified assets to capital	18%	12%	11.5%

(1)	Excludes gain on sale of securities, other than temporary impairment charges and non-recurring items as determined at the discretion of the Compensation Committee.

For 2020, the Compensation Committee determined that our CEO qualified to receive cash and equity incentive compensation equal to 25.6% and 12.8% of base salary, respectively, and that our three named executive officers qualified to receive cash and equity incentive compensation equal to 12.8% and 12.8% of base salary, respectively. In determining the incentive compensation payout for the plan year, the Committee exercised its discretion given that core deposit growth performance exceeded the maximum goal by approximately $159 million.  In view of this outsized performance, the Committee exercised its discretion and awarded our CEO cash and equity incentive compensation of 33.1% and 16.6%, respectively, cash and equity incentive of 12.8% and 20.3%, respectively, for both Mr. Davis and Mr. Barnhouse, and cash and equity incentive of 16.6% and 16.6% respectively for Mr. Seiler.

Additionally, the Committee granted long-term incentive shares to Mr. Davis, Mr. Seiler, and Mr. Barnhouse on January 20, 2021, totaling 11,000 shares each.  The shares will vest 20% on the third anniversary date of grant and then 20% on each subsequent anniversary date of grant through year seven.  This grant was designed to further align the interests of each of the named executives with the interests of the Company and to serve as a long-term retention tool.

For 2021, the Compensation Committee set the maximum cash incentive award at 50% of base salary for our CEO and at 35% of base salary for our other named executive officers. It set the maximum equity award at 50% of base salary for the CEO and 35% for the other named executives. The incentive compensation for 2021 will be a function of the weighted percentage allocated to each of five financial metrics for the Bank’s performance.  The weighted percentages for 2021 are as follows: (i) earnings per share – 35%; (ii) loan growth – 20%; (iii) efficiency ratio – 15%; (iv) core deposit growth – 20%; and (v) the ratio of classified assets to capital – 10%.

Metric (dollar amounts in millions)(1)	Threshold	Target	Maximum

Earnings per share	$1.30	$1.42	$1.62
Loans	$1,010.0	$1,050.0	$1,090.0
Efficiency ratio	64.6%	62.6%	60.6%
Core deposits	$694.2	$754.2	$814.2
Classified assets to capital	18%	12%	6%

(1)	Excludes gain on sale of securities, other than temporary impairment charges and non-recurring items as determined at the discretion of the Compensation Committee.

Other Benefits

401(k) Plan. All of our full and part-time employees, including our named executive officers, are eligible to participate in our 401(k) Plan after 90 days of employment.  Employees may contribute a portion of their compensation up to the limitations imposed by federal tax laws. In 2020, the Company matched 100% of the first 1% of compensation and 50% of the next 5% contributed by employees.  We have the discretion to make an additional contribution each plan year.  No discretionary contributions were made in 2020.

Compensation Risk Assessment

The Compensation Committee evaluates annually whether the Company’s compensation policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.  As part of its assessment, the Committee reviews its previously established compensation objectives, which are:

•	Incentive compensation must be sufficiently competitive to attract and retain talented employees who can contribute to the Company's future success;

•
Compensation should be allocated among equity and cash incentives based on the specific role of the employee. A significant portion of compensation should be performance-based for higher levels of responsibility;

•	A significant portion of senior level compensation should be equity grants with multi-year vesting periods that align the interests of our senior officers with the interests of shareholders;

•	Performance measures should not be so difficult to achieve that they fail to provide an adequate incentive for the employee to perform, and the metrics should be measurable and enforceable; and

•
Performance measures should be tailored to encompass performance of both individuals and business units, considering business objectives and other factors such as revenue production, expertise, compliance with corporate policies, and leadership.

The Compensation Committee then identifies and evaluates possible risks that might arise from the Company’s current compensation policies and practices. These considerations include:

•	Whether incentive features could encourage the manipulation of reported earnings to increase compensation;

•
Whether incentive features could encourage a lender to promote a loan transaction that is not in the Company’s best interest and could result in the borrower subsequently becoming insolvent or otherwise unable to meet its financial obligations;

•	Whether compensation policies appropriately encourage the identification and correction of possible weaknesses in operations, data security and internal controls or systems;

•	Whether compensation policies appropriately emphasize compliance with legal rules, regulations or guidelines issued by banking regulators;

•
Whether compensation practices could expose the Company and the Board to criticism from regulators, shareholders, customers and the public and risk opposition to proposals regarding executive compensation and/or share availability; and

•	Whether compensation policies create risks that could endanger the Company's existence as an ongoing enterprise.

In its most recent review, the Compensation Committee concluded that the Company’s current compensation policies and practices did not create undue risks for a community bank of its size whose principal source of revenue is net interest income.  The performance measures used for senior management include incentives to encourage growth in core deposits and quality loan production, as well as incentives for reducing classified assets to encourage prudent banking practices. The Compensation Committee also reviews and adjusts the performance measures and their relative weighting annually, based on the Company’s financial condition and the past year’s results, strategic planning, market conditions and trends in the current banking environment.

COMPENSATION COMMITTEE REPORT

Limestone Bancorp’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the foregoing Compensation Discussion and Analysis disclosure be included in this proxy statement.

The Compensation Committee
Michael T. Levy, Chairman
Celia P. Catlett
Kevin J. Kooman
Bradford T. Ray
Dr. Edmond J. Seifried

EXECUTIVE COMPENSATION

The following table discloses the compensation received by Limestone Bancorp’s Chief Executive Officer, Chief Financial Officer, and the other most highly paid executive officers (these four individuals are referred to as the “named executive officers”) during the year ended December 31, 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Award(1)	Non-Equity Incentive Plan Compensation(2)	Change in Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
John T. Taylor President and CEO	2020 2019 2018	$431,021 425,000 425,000	$71,802 63,750 43,860	$143,597 127,500 133,000	$ - - -	$15,185 15,094 14,170	$661,605 631,344 616,030

John R. Davis Chief Credit Officer	2020 2019 2018	258,542 255,000 255,000	198,565 50,000 26,316	33,313 50,000 46,000	- - -	14,638 14,546 13,622	505,058 369,546 340,938

Joseph C. Seiler Head of Commercial Banking	2020 2019 2018	248,483 244,800 244,800	187,156 37,000 25,263	41,406 37,000 42,000	- - -	13,279 13,020 11,717	490,324 331,820 323,780

Phillip W. Barnhouse Chief Financial Officer	2020 2019 2018	248,483 244,800 244,800	196,537 37,000 25,263	32,301 37,000 49,000	- - 14,764	11,910 12,528 11,428	489,231 331,328 345,255

(1)
Includes restricted stock granted as equity incentive compensation on February 13, 2019, February 13, 2020, and January 20, 2021, based on prior year financial results.  Additionally, on January 20, 2021, Mr. Davis, Mr. Seiler, and Mr. Barnhouse received 11,000 long-term incentive shares vesting pro-ratably over the third through seventh anniversary dates of grant. The grant date fair value for the February 13, 2019, stock awards was $14.53 per share, for the February 13, 2020, stock awards was $17.03, and for the January 20, 2021, stock awards was $13.25 per share.

(2)	Our cash and equity incentive plan is discussed in further detail under “Compensation Discussion and Analysis -- Executive Compensation Components -- Cash and Equity Incentives.”
(3)
The amounts reflect the increase in the present value of Supplemental Executive Retirement Benefit accrual from the previous year for the named executive officer’s benefit.  Plan was terminated effective January 31, 2018.

(4)	All other compensation for the named executive officers is set forth below:
Name	Vehicle Allowance	401(k) Matching Contribution	H S A Matching Contribution	Life & LTD Premiums Paid for Benefit of Employee	Total Other Compensation

John T. Taylor	$ -	$9,975	$1,000	$4,210	$15,185

John R. Davis	-	9,975	1,000	3,663	14,638

Joseph C. Seiler	-	9,054	1,000	3,225	13,279

Phillip W. Barnhouse	-	8,534	1,000	2,376	11,910

Employment Agreements

We entered into employment agreements with our named executive officers on April 24, 2019, which updated and replaced their existing employment agreements dated September 21, 2016. The terms of the employment agreements with our named executive officers are summarized below.

Term. Each of the employment agreements has an initial three-year term, subject to extension and early termination. On each anniversary of the date of the agreement, the term of the agreement will be extended for an additional one year unless we or the executive elect not to extend the term by providing written notice not less than 30 days before the anniversary date.  If notice of election not to renew is provided, the agreement will terminate at the conclusion of its remaining term.

Base salary. The initial annual base salaries of our executive officers are shown below:

John T. Taylor	$425,000
John R. Davis	255,000
Joseph C. Seiler	244,800
Phillip W. Barnhouse	244,800

The Board of Directors may increase an executive’s base salary from time to time but may only decrease it with his express written consent.  At its January 2020 meeting, the Compensation Committee approved increases in the annual base salary for Mr. Taylor to $433,500, for Mr. Davis to $260,000, for Mr. Seiler to $250,000, and for Mr. Barnhouse to $250,000.  At its March 2021 meeting, the Compensation Committee increased Mr. Taylor’s base salary to $450,000.

Incentive Compensation. The named executives are eligible to receive cash and equity incentive compensation as described in “Compensation Discussion and Analysis -- Executive Compensation Components – Cash and Equity Incentives.”  Mr. Taylor’s employment agreement assures him of the opportunity to earn annual cash incentive compensation of up 50% of his base salary.

Termination of employment. The employment agreements provide that if the executive’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination:
•	termination for “Cause”.
•	as a result of disability, retirement or death; or
•	by the executive other than for “Good Reason.”

The executive will be entitled to a cash severance payment and payment of the premiums for up to 12 months of continued health insurance coverage for the executive and his dependents if the executive’s employment is terminated for one of the following reasons:
•	by the Company other than for Cause, disability, retirement or death;
•	by the executive for Good Reason; or
•	by the Company for other than Cause, disability, retirement or death within six months following the expiration of the term of the agreement.

The amount of the cash severance payment is based on the executive’s average annual base salary for the calendar year in which his employment is terminated and the 2 preceding years and his average cash incentive compensation for the 3 calendar years immediately preceding termination of employment.  For Mr. Seiler, the cash severance payment would equal one times the executive’s average annual base salary and cash incentive compensation. For Messrs. Taylor, Davis and Barnhouse, the amount of the cash severance would be one times his average base salary and cash incentive compensation if the termination is not concurrent with or within 24 months after a Change in Control.  If the termination were concurrent with or within 24 months after a Change in Control, then Mr. Taylor’s severance payment would be 2.99 times his average annual base salary and cash incentive compensation, and Messrs. Davis’s and Barnhouse’s severance payment would be 2 times his average base salary and cash incentive compensation.

The employment agreements define “Change in Control” as a change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Internal Revenue Code and the regulations thereunder, except that a change in ownership of less than 50% of the assets of the Company or the Bank will not constitute a “Change in Control” under the employment agreements.

The obligation of the Company and the Bank to pay the severance amount is subject to several conditions, including the executive’s execution of a general release of claims, and the Company and the Bank have the right to claw-back compensation which is subject to recovery under any law, government regulation or stock exchange listing requirement.

In the event that any of the payments or benefits provided under the employment agreement or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the payments or benefits under the employment agreements will be reduced by the amount necessary to avoid treatment as an “excess parachute payment.”

The employment agreements define “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville or Metro Lexington, Kentucky location at which the executive must perform his services or any material breach of the employment agreement by the Company and the Bank, including:

•	a material diminution in the executive’s base salary or opportunity to earn cash incentive compensation (as a percentage of base salary),
•	a material diminution in his authority, duties or responsibilities (including, in the case of Mr. Taylor, his position as Chairman of the Board of the Bank), or
•	any change in the executive’s reporting duties.

Prior to any termination for Good Reason, the executive must provide written notice within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants.  The employment agreements include covenants not to solicit the employees and customers of the Company or the Bank and, in the case of Messrs. Taylor, Davis and Barnhouse, covenants not to compete with the Company and the Bank for a period of 12 months after termination of employment.  The agreements also include covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Grants of Plan-Based Awards

The following table details all non-equity and equity awards granted in 2020 under our incentive compensation plan to each of the officers named in the “Summary Compensation Table”.

Equity grants are issued under the Limestone Bancorp, Inc. 2018 Omnibus Equity Compensation Plan. Although the Plan authorizes both stock options and restricted stock grants, the Company currently awards only restricted stock.  The criteria for earning cash and restricted stock awards are more fully described in “Compensation Discussion and Analysis.”
Name	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Possible Payouts Under Equity Incentive Plan Awards (1,2)		All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
	Date	Threshold	Maximum	Threshold	Maximum	or Units	Awards (2)

John T. Taylor	2/13/20	$2,731	$216,750	79	6,364	n/a	$63,750

John R. Davis	2/13/20	806	65,000	47	3,817	n/a	50,000

Joseph C. Seiler	2/13/20	775	62,500	46	3,670	n/a	37,000

Phillip W. Barnhouse	2/13/20	775	62,500	46	3,670	n/a	37,000

(1)	Under our incentive plan for 2020, the maximum cash incentive award and the maximum equity incentive award that the named executive officers (other than Mr. Taylor) can earn are each 25% of base salary based upon the attainment of the highest level for all five financial metrics. Mr. Taylor can earn a maximum cash incentive award of 50% of base salary and the maximum equity incentive award of 25% of base salary. The threshold cash and equity incentive award represents attainment of only the minimum level for the lowest weighted financial metric.
(2)	The grant date fair value for the February 13, 2020, stock awards was $17.03 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock awards at December 31, 2020.  None of our named executive officers had outstanding options as of that date.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)

John T. Taylor	n/a	n/a	1,589 (1)	$19,958
			2,012 (2) 3,743 (3)	25,271 47,012
John R. Davis	n/a	n/a	1,076 (1)	13,515
			1,207 (2) 2,936 (3)	15,160 36,876
Joseph C. Seiler	n/a	n/a	1,076 (1)	13,515
			1,159 (2) 2,173 (3)	14,557 27,293
Phillip W. Barnhouse	n/a	n/a	1,076 (1)	13,515
			1,159 (2) 2,173 (3)	14,557 27,293

(1)	Restricted shares granted on June 1, 2018. One-third of the shares vest over three years on each anniversary date of the grant.
(2)	Restricted shares granted on February 13, 2019. One-third of the shares vest over three years on each anniversary date of the grant.
(3)	Restricted shares granted on February 13, 2020. One-third of the shares vest over three years on each anniversary date of the grant.
(4)	Based on the $12.56 per share closing price of Limestone Bancorp, Inc. common shares on December 31, 2020.

Stock Vested and Options Exercised

The following table shows stock awards that vested during 2020.  None of our named executive officers hold stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
John T. Taylor	5,168	$58,446

John R. Davis	3,730	$40,348

Joseph C. Seiler	3,639	$39,382

Phillip W. Barnhouse	3,623	$39,203

(1)	One-third of the restricted shares awarded in each of 2016, 2017, 2018 and 2019 vested on the anniversary date of grant in 2020.
(2)	Value realized on vesting is based on the Nasdaq closing price per share of LMST common stock on each vesting date in 2020.

Pension Benefits

The Company currently does not provide pension benefits.

Potential Payments upon Termination or Change-in-Control

The employment agreements with each of our executive officers provide that the executive would currently be entitled to receive a lump sum cash severance payment upon termination of employment other than for Cause or due to retirement, death or disability, as described above under Employment Agreements – Termination of Employment.

The market value of unvested restricted shares held by our executive officers as of December 31, 2020, which shares would vest upon a change-in-control of the Company, is shown in the table under “Outstanding Equity Awards at Fiscal Year-End,” above.

Except for the benefits described in this section and as described above under Employment Agreements – Termination of Employment, and the automatic vesting of outstanding restricted stock upon a change of control, we have no agreements or understandings with our executive officers that provide for payments upon termination of employment or a change-in-control of our Company.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation policies and decisions are designed to promote the Company’s business strategies and the interests of its shareholders by providing incentives needed to attract, motivate, and retain key executives who are critical to our long-term success as a financial institution.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation practices described in this proxy statement. At our 2015 annual meeting of shareholders, shareholders approved holding this advisory vote every year. Accordingly, the following resolution is submitted for shareholder vote at the 2021 Annual Meeting:

“RESOLVED, that the shareholders of Limestone Bancorp, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in that proxy statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program. Proxies submitted to us without instructions will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of its named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF HOLDING
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the of the Securities Exchange Act of 1934 also requires us to submit to shareholders an advisory vote as to whether the shareholder advisory vote to approve the compensation of its named executive officers, Proposal 2 above, should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years, or you may abstain from voting when you vote for the resolution set forth below.

In formulating its recommendation, the Board of Directors considered that the compensation of the Company’s named executive officers has already been submitted to a non-binding advisory vote each year since 2009.

Accordingly, the following resolution is submitted for shareholder vote at the 2021 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the shareholders of Limestone Bancorp, Inc. for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the proxy statement:

•	every year, or

•	every two years, or

•	every three years.”

Of these three options, the option that receives the highest number of votes cast will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company. The Compensation Committee will consider the outcome of the vote when determining how often the Company should submit to shareholders an advisory vote to approve the compensation of its named executive officers included in the Company’s proxy statement. Proxies submitted without instructions will be voted for the option of “1 Year.”

The Board of Directors recommends that shareholders vote “FOR” the option of “1 Year” as the frequency with which shareholders are provided an advisory vote on the compensation of its Named Executive Officers included in the Company’s proxy statement.

PROPOSAL 4: VOTE TO EXTEND NOL PROTECTIONS
RESTRICTING CERTAIN TRANSFERS OF SHARES TO PRESERVE TAX BENEFITS

Background

Our previous business operations generated significant net operating losses and other tax benefits (collectively, “NOLs”).  Under tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in future years. We can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years subject to certain limitations.

As of December 31, 2020, $22 million of the Company’s net deferred tax assets related to our NOLs that have not yet been utilized for tax purposes. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are a very valuable asset.

The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed, if we experience an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) (Section 382). Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common shares owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder). For purposes of Section 382, our voting and non-voting common shares are treated collectively and referred to as “common stock” or “stock.”

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the Board of Directors implemented a two-step approach in 2015 to preserve the benefits of our NOLs for long-term shareholder value:

First, the Company adopted a Tax Benefits Preservation Plan (the “Preservation Plan”) that took effect on June 25, 2015. The Preservation Plan is designed to deter transfers of our common stock that could result in an ownership change.

Second, the Board proposed and, at a special meeting of shareholders held on September 23, 2015, the shareholders approved an amendment to the Company’s Articles of Incorporation designed to block transfers of our common stock which could result in an ownership change (the “NOL Protections”).  The purpose of the NOL Protections is to assist us in protecting the long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of stock that is treated as being owned by a holder of 5.0% of our stock. In addition, the NOL Protections include a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.  The NOL Protections became effective when we amended our Articles of Incorporation on September 23, 2015, to include them as a new Article VIII.  By their terms, the NOL Protections were initially scheduled to expire on September 23, 2018.  At the Annual Meeting of Shareholders held on May 23, 2018, the shareholders approved an amendment to the Company’s Articles of Incorporation to extend to May 23, 2021, the outside expiration date of the NOL Protections.

Proposed Amendment Extending the NOL Protections

The Board of Directors has approved and recommends that shareholders approve an amendment to Article VIII of our Amended and Restated Articles of Incorporation to further extend the outside expiration date of the NOL Protections from May 23, 2021, to May 19, 2024 (we refer to this amendment as the “Extension Amendment”).  If the Extension Amendment is approved by our shareholders, the definition of “Expiration Date” in in Section 1(i) of Article VIII will be amended and restated in its entirety to read as follows:

(i)    “Expiration Date” means the earlier of (i) the close of business on May 19, 2024, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article VIII.

The complete copy of the text of Article VIII, as amended and restated to reflect the Extension Amendment, is included as Appendix A to this Proxy Statement.  The extension of the expiration date is the only change that is being proposed to the original NOL Protections included in the amendment to our Articles of Incorporation approved by shareholders in 2015 and amended in 2018.

The reasons for the NOL Protections, and why the Board of Directors is recommending extending them, are discussed above under “Background.”  It is important to note that neither the NOL Protections in Article VIII of our Amended and Restated Articles of Incorporation nor the Tax Benefits Preservation Plan we currently have in place offers a complete solution, and an ownership change may occur even if the NOL Protections are extended. There are limitations on the enforceability of the NOL Protections against shareholders not voting to adopt or extend them, that may allow an ownership change to occur, and the Preservation Plan may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that both measures are needed and that they will serve as important tools to help prevent an ownership change under Section 382 that would materially inhibit our ability to use our NOLs to reduce our future income tax liability. The Board believes it is in our and our shareholders’ best interests to approve the proposed amendment to our Amended and Restated Articles to extend the NOL Protections to help avoid this result.

Accordingly, the Board of Directors strongly recommends that shareholders approve the proposed Extension Amendment to extend the NOL Protections in our Articles of Incorporation.

Description of the NOL Protections in Article VIII

The following description of the NOL Protections that will be extended with the proposed Extension Amendment is qualified in its entirety by reference to the full text of the NOL Protections contained in Article VIII of our Articles of Incorporation.  The complete text of Article VIII, as amended and restated to reflect the Extension Amendment, can be found in the accompanying Appendix A. Please read the Appendix in its entirety, as the discussion below is only a summary.

If the Extension Amendment is not approved by shareholders, these NOL Protections will expire on May 23, 2021.

Prohibited Transfers

The NOL Protections generally restrict any direct or indirect transfer (such as transfers that result from the transfer of interests in other entities that own our common stock) if the effect is to:

•	increase the direct or indirect ownership of our stock by any Person or Persons (as defined below) from less than 5.0% to 5.0% or more of our common stock; or

•	increase the ownership percentage of a Person owning or deemed to own 5.0% or more of our common stock (which includes, without limitation, the Company and its affiliates).

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 5.0% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed that threshold. Complicated stock ownership rules prescribed by the Code (and regulations thereunder) will apply in determining whether a Person is a 5.0% stockholder under the NOL Protections. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The NOL Protections includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that the creation, transfer or exercise of the option would, in certain circumstances, result in a proscribed level of ownership.

Consequences of Prohibited Transfers.

So long as the NOL Protections remain in effect, any direct or indirect transfer attempted in violation of the NOL Protections will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the shares owned in violation of the NOL Protections for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Proxy Statement, shares of our common stock that are purportedly acquired in violation of the NOL Protections are referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the NOL Protections. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the NOL Protections will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

A different procedure applies with respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of Kentucky law, but would cause any shareholder of 5.0% or more of our stock to violate the NOL Protections. In such a case, the shareholder and/or any person whose ownership of our securities is attributed to such shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause the shareholder not to be in violation of the NOL Protections. Those securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the shareholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.

Public Groups Modification and Waiver of Transfer Restrictions.

To facilitate sales by shareholders into the market, the NOL Protections permit otherwise prohibited transfers of our common stock where the transferee is a “public group,” as defined. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 5.0% shareholder.

In addition, our Board has the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions (including, without limitation, a transfer to the Company and its affiliates) if it determines that the transfer is in our and our shareholders’ best interests. If the Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change which could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax benefits pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protections or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board of Directors is authorized to modify the applicable allowable percentage ownership interest (currently 5.0%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that any such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board of Directors may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

Implementation and Expiration of the NOL Protections

We intend to enforce the restrictions in the NOL Protections to preserve the future use of our NOLs so long as the NOL Protections remain in effect. We include a legend reflecting the transfer restrictions included in the NOL Protections on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

If our shareholders adopt the Extension Amendment, we intend to file the Extension Amendment Protections promptly with the Office of the Kentucky Secretary of State, whereupon the change in the outside expiration date of the NOL Protections from May 23, 2021 to May 19, 2024 will become effective.

Please note the transfer restrictions contained in the NOL Protections will expire prior to the outside expiration date if any of the following occur: (i) the repeal of Section 382 or any successor statute if our Board determines that the NOL Protections are no longer necessary or desirable for the preservation of our NOLs, (ii) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, and (iii) such date as the Board otherwise determines that the NOL Protections are no longer necessary for the preservation of our NOLs. The Board of Directors may also accelerate or extend the expiration date of the NOL Protections in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the NOL Protections is no longer reasonably necessary for the preservation of the NOLs.

Effectiveness and Enforceability

Although the NOL Protections are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even with the NOL Protections in place given that:

•	Our Board can permit a transfer to an acquiror that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests.

•
A court could find that part or all of the NOL Protections are not enforceable, either in general or as to a particular fact situation. Under the laws of the Commonwealth of Kentucky, our jurisdiction of incorporation, a corporation may restrict the transfer of shares for any reasonable purpose. Kentucky law provides that transfer restrictions like those contained in the NOL Protections are effective as to shares issued before the restrictions were adopted that voted in favor of the restrictions and are effective as to transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We have caused our common stock issued after the effectiveness of the NOL Protections became effective on September 23, 2015 to be issued with the relevant transfer restriction conspicuously noted on the stock certificates representing newly issued shares so that those shares are subject to the transfer restriction. We also include notice of the transfer restrictions when new stock certificates are issued when shares are transferred and disclose the transfer restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protections, we take the position that all shares issued before the effectiveness of the NOL Protections that are proposed to be transferred were voted in favor of the NOL Protections, unless the contrary is established. We intend to take a similar position with respect to the Extension Amendment.  We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protections or the Extension Amendment, unless a shareholder establishes that the shares were not voted in favor of the NOL Protections and, if adopted at the Annual Meeting, the Extension Amendment. Nonetheless, a court could find that the NOL Protections (with or without the Extension Amendment) are unenforceable, either in general or as applied to a particular shareholder or fact situation.

•
Despite the adoption of the NOL Protections, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is extended. However, the Board has also adopted the Tax Benefits Preservation Plan, which is intended to act as a deterrent to any person acquiring more than 5.0% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the NOL Protections serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•
All shareholders who each own less than 5.0% of our common stock are generally (but not always) treated as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among shareholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•
There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•
Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” may result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
Our redemption or buyback of our common stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of shareholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5.0% (or more) change in ownership.

The Tax Benefits Preservation Plan

Background

On June 24, 2015, the Board of Directors authorized the adoption of a Tax Benefits Preservation Plan by the Company and declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each of the Company’s outstanding common shares and non-voting common shares. The dividend was payable to holders of record as of the close of business on July 10, 2015. As used in the Plan, the term “Common Stock” means (i) the Company’s common shares with respect to a holder of Common Shares, and (ii) the Company’s non-voting common shares with respect to a holder of Non-Voting Common Shares. In accordance with the Preservation Plan, the Company has also issued a Right for each share of common stock issued since the Preservation Plan was adopted.

The Plan provides for a 5% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 5% or more of the outstanding Common Stock without the prior approval of the Board, which could cause an ownership change under Section 382 and jeopardize our ability to use our NOLs to reduce our future income tax liability.

On May 22, 2018, the Board of Directors approved an extension of the outside expiration date of the Tax Benefits Preservation Plan from June 29, 2018 to June 30, 2021.  The Board is considering a further extension of the outside expiration date from June 30, 2021 to June 30, 2024.  A copy of the Tax Benefits Preservation Plan, as originally adopted by our Board, is filed as Exhibit 4.1 to the Company’s Form 8-K filed on June 29, 2015,  Amendment No. 1 to the Tax Benefits Preservation Plan, dated June 25, 2015, is filed as Exhibit 4.2 to the Company’s Quarterly Report on 10-Q filed August 5, 2015, Amendment No. 2 to the Tax Benefits Preservation Plan, dated May 23, 2018, is filed as Exhibit 4 to the Company’s Form 8-K filed May 23, 2018, and Amendment No. 3 to the Tax Benefits Preservation Plan, dated November 25, 2019, is filed as Exhibit 4.4 to the Company’s Form 8-K filed November 27, 2019.  The following description is qualified in its entirety by reference to the full text of the Preservation Plan.  Shareholders are not being asked to approve the Preservation Plan.

Please note:  this description includes adjustments our Board of Directors has made to the purchase price payable upon exercise of a Right, the redemption price at which a Right can be redeemed and the number of preferred shares issuable upon exercise of a Right for the 1-for-5 reverse stock split of our common shares that took effect on December 16, 2016 (the “2016 reverse stock split”).  Section 9(a) of the Preservation Plan requires the Board to make adjustments to preserve the actual or potential economic value of the Rights in the event of a change in our common shares such as a reverse stock split.

Exercise

As adjusted for the 2016 reverse stock split, each Right entitles the registered holder to purchase from the Company five one-thousandth of one Series G Participating Preferred Share of the Company (the “Preferred Stock”), at a purchase price equal to $50.00, subject to adjustment (the “Purchase Price”).

The Rights are not exercisable before a Distribution Date. After a Distribution Date, each Right is exercisable to purchase five one-thousandth of a share of Preferred Stock for the Purchase Price. Distribution Date means the earlier of:

•	the 10th business day after the first public announcement that any person or group has become an Acquiring Person (as defined below); and

•
the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board.

Flip-In

If any person or group becomes a “5-percent shareholder” (an “Acquiring Person”) (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock of the Company equal to the result obtained by dividing: (x) two times the Purchase Price divided by (y) the then current market price of the Company’s Common Stock; provided that:

•	none of the Company and certain affiliates of the Company shall be an Acquiring Person;

•
none of certain existing “5-percent shareholders” at the time the Preservation Plan was adopted on June 24, 2015, shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-tenth of one percentage point,

•
none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan;

•
no person or group that the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”);

•
no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board in good faith determines that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith;

•
an acquisition by a person or group of at least a majority of the Company’s Common Stock made by that person or group as part of a “qualified offer” (as defined in the Plan) shall not result in any person or group becoming an Acquiring Person; and

•
the Board, or a Board committee, may, in its discretion, approve and exempt (with or without conditions) an acquisition of common shares and the person acquiring common shares in an acquisition so approved and exempted will not become an Acquiring Person as a result of such acquisition.

Exchange

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for two shares of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of two shares of Common Stock) per Right, subject to adjustment.

Redemption

The Board may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00005 per Right at any time prior to a Distribution Date.

Expiration

The Rights will expire on the earliest of:

•	June 30, 2021;

•	the time at which all Rights are redeemed or exchanged;

•	the first day of a taxable year of the Company as to which the Board determines that no Tax Benefits may be carried forward;

•
a date on which the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, provided that such date is prior to public disclosure that a person became an Acquiring Person; and

•	the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits.

The Board of Directors is considering amending the Preservation Plan to extend its outside expiration date from June 30, 2021, to June 30, 2024, for the reasons described under “Background,” above.

Amendments

At any time on or prior to a Distribution Date, the Company may supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Certain Considerations Related to the NOL Protections

Our Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background” is in our and our shareholders’ best interests. However, we cannot eliminate the possibility that an ownership change will occur even if the NOL Protections is adopted. Please consider the items discussed below in voting on the Extension Amendment.

The Internal Revenue Service (the “IRS”) could challenge the amount of our NOLs or claim that we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded shares make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the NOL Protections remains in place.

Continued Risk of Ownership Change

Although the NOL Protections are intended to reduce the likelihood of an ownership change, we cannot assure you that they will prevent all transfers of our common shares that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the NOL Protections’ restrictions on acquisition of our common shares will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds, as discussed above.

Potential Effects on Liquidity

The NOL Protections will restrict a shareholder’s ability to acquire, directly or indirectly, more of our common shares in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our common shares may be limited by reducing the class of potential acquirors. In addition, a shareholder’s ownership of our common shares may become subject to the restrictions of the NOL Protections upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our common shares and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

As long as the NOL Protections remain in effect, the Board of Directors intends to continue to include a legend reflecting the transfer restrictions included in the NOL Protections on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common shares in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5.0% of our common shares and certain institutional holders who may not be comfortable holding shares with restrictive legends, may not be able to purchase our common shares, the NOL Protections could depress the value of our common shares in an amount that could more than offset any value preserved from protecting our NOLs.

Anti-Takeover Impact

The reason the Board adopted the Preservation Plan and the NOL Protections is to preserve the long-term value of our NOLs. The NOL Protections could be deemed to have an anti-takeover effect because, among other things, they restrict the ability of a person, entity or group to accumulate 5.0% or more of our common shares and the ability of persons, entities or groups now owning 5.0% or more of our common shares from acquiring more of our common shares without the approval of our Board. Similarly, while the Tax Benefits Preservation Plan adopted in June 2015 is not intended to prevent a takeover, it does have a potential anti-takeover effect because the ownership of a person acquiring 5% or more of our common shares may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the NOL Protections and the Plan may be to render more difficult, or to discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Plan and the NOL Protections are not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Otherwise, the Company has not adopted any specific anti-takeover measures in its articles of incorporation or bylaws. Although it is a public company, Limestone Bancorp, as a bank holding company, is not automatically subject to the provisions of the Kentucky Business Combination Act governing business combination transactions, and the Company has not amended its articles of incorporation to opt-in to those provisions of the Act.

The Company’s articles of incorporation authorize the Board of Directors to issue preferred shares in one or more series and to fix the rights, preferences and privileges of the shares of each series, including voting rights, and any qualifications, limitations or restrictions. The Company’s preferred shares could be issued for the purpose of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts, which could have an adverse effect on shareholders who might wish to participate in such a transaction.

The Kentucky Business Combination Act authorizes the board of directors of a Kentucky corporation, in its evaluation of a business combination proposal of another party, to consider the following factors in addition to the best interests of shareholders: (i) the interests of the corporation’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the community and societal considerations; and (iv) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Effect of the NOL Protections if you vote for the Extension Amendment and already own 5.0% or more of our common shares

If you already own 5.0% or more of our common shares, you would be able to transfer our common shares only if the transfer does not increase the percentage of stock ownership of another holder of 5.0% or more of our common shares or create a new holder of 5.0% or more of our common shares. You will also be able to transfer our common shares you own through open-market sales to members of a public group, including a new public group. Shares acquired in any such transaction will be subject to the NOL Protections’ transfer restrictions.

Effect of the NOL Protections if you vote for the Extension Amendment and own less than 5.0% of our common shares

The extension of the NOL Protections will apply to you, but so long as you own less than 5.0% of our common shares you can transfer your shares to a purchaser who, after the sale, also would own less than 5.0% of our common shares.

Effect of the NOL Protections if you vote against the Extension Amendment

Kentucky law provides that the transfer restrictions of the NOL Protections (and the extension of those restrictions) with respect to our common shares issued prior to the adoption (or extension) of those restrictions will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting (or extending) the NOL Protections and (ii) transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We intend to continue to cause our common shares issued while the NOL Protections are effective to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Kentucky law such newly issued shares will be subject to the transfer restriction.  We also include notice of the transfer restrictions when new stock certificates are issued when shares are transferred and disclose the transfer restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protections, we take the position that all shares issued before the effectiveness of the NOL Protections that are proposed to be transferred were voted in favor of the NOL Protections, unless the contrary is established. We intend to take a similar position with respect to the Extension Amendment.  We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protections or the Extension Amendment, unless a shareholder establishes that the shares were not voted in favor of the NOL Protections and, if adopted at the Annual Meeting, the Extension Amendment. Nonetheless, a court could find that the NOL Protections (with or without the Extension Amendment) are unenforceable, either in general or as applied to a particular shareholder or fact situation.

Required Vote

The approval of the Extension Amendment requires the affirmative vote of both the holders of a majority of our outstanding common shares, and the holder of our outstanding non-voting common shares, voting as separate voting groups.

The extension of the expiration date of the NOL Protections, if adopted, would become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the Commonwealth of Kentucky, which we would expect to do as soon as practicable after the Extension Amendment is adopted.

The Board of Directors recommends a vote “FOR” approval of the Extension Amendment to extend the NOL Protections.

PROPOSAL 5:  RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, our Board of Directors engaged Crowe LLP (“Crowe”) as its independent registered public accounting firm for the fiscal year ending December 31, 2021, and further directed that the selection of Crowe be submitted for ratification by the shareholders at the Annual Meeting.  The Board of Directors and the Audit Committee of the Board of Directors will reconsider that appointment if it is not ratified by the shareholders.  The appointment will be deemed ratified if votes cast in favor of ratification at the Annual Meeting exceed votes cast against it.  Abstentions will not be counted as votes cast either for or against the appointment.

We have been advised by Crowe that neither it nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.  Crowe will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of five directors, each of whom the Board has determined to be an independent director as defined by the NASDAQ corporate governance rules. The duties of the Audit Committee are summarized under “Committees of the Board” and are more fully described in the Audit Committee charter adopted by the Board of Directors.

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe LLP, Limestone Bancorp’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States generally accepted auditing standards.

In connection with its review of Limestone Bancorp’s consolidated financial statements for 2020, the Audit Committee:

•	has reviewed and discussed the audited consolidated financial statements with management;

•
has discussed with the independent auditors the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission;

•
has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committees concerning independence, and has discussed with the independent accountant, the independent accountant’s independence; and

•	has approved the audit and non-audit services of the independent registered public accounting firm for 2020.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2020 be included in Limestone Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

James M. Parsons, Chairman
Celia P. Catlett
Kevin J. Kooman
Michael T. Levy
Bradford T. Ray

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Engagement of Independent Auditors

At its meeting held on April 22, 2020, the Audit Committee selected Crowe LLP to serve as Limestone Bancorp’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2020.  Crowe LLP or its predecessor has served as Limestone Bancorp’s independent registered public accounting firm since 1998.  Crowe LLP representatives are expected to attend the Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

Fees Incurred by Limestone Bancorp for Crowe LLP

The following table presents fees for professional services rendered by Crowe LLP for the audit of the Company’s annual financial statements for 2020 and 2019 and fees billed for audit-related services, tax services, and all other services rendered by Crowe LLP for 2020 and 2019.

	2020	2019

Audit Fees	$255,000	$245,000
Audit-Related Fees	78,301	53,638
Tax Fees	38,700	42,250
All Other Fees	--	2,981

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by the Company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products purchased from the Company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”  The “all other fees” reported in the above table represent fees paid for products purchased from the Company’s principal accountant.  The Audit Committee approved all of the services provided by the Company’s principal accountant in each of the categories shown in the above table.

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be brought before Limestone Bancorp’s 2022 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Limestone Bancorp at the address below no later than December 19, 2021.  A notice submitted after that date will be considered untimely.  In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2022 Annual Meeting, the notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal.  The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company sponsored proxy materials. Proposals should be addressed to:

Limestone Bancorp, Inc.
Attn: Corporate Secretary
2500 Eastpoint Parkway
Louisville, Kentucky 40223

If you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Corporate Secretary must receive this notice no later than December 19, 2021.  The notice of a proposed director nomination must provide information as required in our bylaws which, in general, require that the notice of a director nomination include your name, address and a representation that you are a shareholder and entitled to vote for directors; the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request made to the Corporate Secretary at the address above.

AVAILABLE INFORMATION

We file reports with the SEC including our annual report on Form 10−K, quarterly reports on Form 10−Q, current reports on Form 8−K and proxy statements, as well as any amendments to those reports. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our annual report on Form 10−K, quarterly reports on Form 10−Q, current reports on Form 8−K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are accessible at no cost on our website at http://www.limestonebank.com, under the Investors Relations section, once they are electronically filed with or furnished to the SEC. Click on “Investor Relations” under the “About Us” tab and then “SEC Filings” under “Documents.”

Shareholders and prospective investors may request a written copy of our 2020 Annual Report on Form 10-K by writing to Investor Relations - Limestone Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

Solicitation of Proxies

Limestone Bancorp will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Limestone Bancorp by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means.

Appendix A

Article VIII of the Amended and Restated Articles of Incorporation
(reflecting the proposed amendment)

ARTICLE VIII
RESTRICTIONS ON TRANSFERS OF SHARES

Section 1. Definitions. As used in this Article VIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§1.382-2T, 1-383 and 1-384 shall include any successor provisions):

(a)                  “5.0 percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this Article VIII.

(b)                  “5.0 percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 5.0 of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(c)                  “Agent” has the meaning set forth in Section 5 of this Article VIII.

(d)                  “Board of Directors” or “Board” means the board of directors of the Corporation.

(e)                  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)                  “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a) (4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.3822T(h)(4)(v)) to purchase Securities of the Corporation.

(g)                  “Effective Date” means the date of filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation with the Secretary of State of the Commonwealth of Kentucky.

(h)                  “Excess Securities” has the meaning given such term in Section 4 of this Article VIII.

(i)                   “Expiration Date” means the earlier of (i) the close of business on May 23, 2021, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article VIII.

(j)                   “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(k)                  “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(l)                   “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(m)                 “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

(n)                  “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).47

(o)                  “Purported Transferee” has the meaning set forth in Section 4 of this Article VIII.

(p)                  “Securities” and “Security” each has the meaning set forth in Section 7 of this Article VIII.

(q)                  “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(r)                   “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(s)                  “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t)                   “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.
(u)                  “Transferee” means any Person to whom Corporation Securities are Transferred.

(v)                  “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article VIII, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5.0-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder would be increased.

Section 3. Exceptions.

a)                    Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

b)                    The restrictions set forth in Section 2 of this Article VIII shall not apply to an attempted Transfer that is a 5.0-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of Article VIII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities.

a)                    No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article VIII or until an approval is obtained under Section 3 of this Article VIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Section 4 or 15.5 of this Article VIII shall also be a Prohibited Transfer.

b)                   The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any transfer.

Section 5. Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article VIII if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expense incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of Article VIII. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of Article VIII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Section 7. Modification of Remedies for Certain Indirect Transfers. If any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Kentucky law (“Securities,” and individually, a “Security”) but which would cause a 5.0-percent Stockholder to violate a restriction on Transfers provided for in this Article VIII, the application of Sections 15.5 and 15.6 of this Article VIII shall be modified as described in this Section 7 of this Article VIII. In such case, no such 5.0-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5.0-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5.0-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5.0-percent Stockholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 15.5 and 15.6 of this Article VIII, except that the maximum aggregate amount payable either to such 5.0-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5.0-percent Stockholder or such other Person. The purpose of this Section 7 of Article VIII is to extend the restrictions in Sections 15.2 and 15.5 of this Article VIII to situations in which there is a 5.0-percent Transaction without a direct Transfer of Securities, and this Section 7 of Article VIII, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article VIII (whether or not made within the time specified in Section 5 of this Article VIII), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of Article VIII shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article VIII to constitute a waiver or loss of any right of the Corporation under this Article VIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VIII.

Section 9. Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article VIII who knowingly violates the provisions of this Article VIII and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

Section 11. Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article VIII bear the following legend:

“THE ARTICLES OF INCORPORATION OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 5.0 PERCENT STOCKHOLDER (AS DEFINED IN THE ARTICLES OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO, AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. IF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF KENTUCKY LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S ARTICLES OF INCORPORATION TO CAUSE THE 5.0 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article VIII also bear a conspicuous legend referencing the applicable restrictions.

Section 12. Authority of Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (i) the identification of 5.0-percent Stockholders, (ii) whether a Transfer is a 5.0-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article VIII, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

(b) Nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VIII, (iii) modify the definitions of any terms set forth in this Article VIII or (iv) modify the terms of this Article VIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. If this Article VIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board of Directors may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 13. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 14. Benefits of This Article VIII. Nothing in this Article VIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VIII.  This Article VIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 15. Severability. The purpose of this Article VIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

Section 16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VIII, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ANNUAL MEETING OF SHAREHOLDERS OF

LIMESTONE BANCORP, INC.

May 19, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.limestonebank.com under "Investor Relations."

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830300000000000000 8 061720

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES, "FOR" PROPOSAL 2, FOR "1 YEAR" ON PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. ELECTION OF DIRECTORS: Nominees for a term of one year

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ W. Glenn Hogan
- ○ Celia P. Catlett
- ○ Kevin J. Kooman
- ○ Michael T. Levy
- ○ James M. Parsons
- ○ Bradford T. Ray
- ○ Dr. Edmond J. Seifried
- ○ John T. Taylor

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	1 year	2 years	3 years	ABSTAIN
3. Proposal to approve, in a non-binding advisory vote, the frequency of holding an advisory vote on the compensation of the Company's named executive officers	☐	☐	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
4. Proposal to amend the Articles of Incorporation to extend certain restrictions on transfer designed to protect the long-term value of the Company's accumulated tax benefits.	☐	☐	☐
5. Proposal to ratify the appointment of the Company's independent registered public accounting firm.	☐	☐	☐

6. DISCRETIONARY AUTHORITY: The named proxies are authorized to vote with discretionary authority with respect to all other matters that may properly come before the meeting. The Board of Directors is not aware of any such matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES, "FOR" PROPOSAL 2, FOR "1 YEAR" ON PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.